UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015

(Address of principal executive offices)	(Zip Code)

(212) 692-7200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On March 28, 2014, Lexington Realty Trust, which we refer to as the Trust, entered into a build-to-suit arrangement to acquire approximately 34 acres of land and construct a four building, 664,100 square foot campus, which will be leased to The Dow Chemical Company in Lake Jackson, Texas (Houston-Sugar Land-Baytown, TX CBSA) for a 20-year term. The campus, to be known as the Texas Innovation Center, will contain an amenities building, a warehouse building and two research and development buildings.
The Trust’s unreimbursed maximum capital commitment is approximately $166 million. The first year of the lease with The Dow Chemical Company is expected to commence in October 2016 and provide the Trust with an initial cash return of 7.30%. The base rent increases 2% at the end of each year of the lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: April 4, 2014	By: /s/ Patrick Carroll Patrick Carroll Chief Financial Officer